EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration statement on Form S-3 (No. 333-85808), the Registration Statement on Form S-3 (No. 333-130978), the Registration statement on Form S-8 (No. 333-75792), and the Registration statement on Form S-8 (No. 333-75788) of Access Plans of our report dated April 11, 2005, except for Note 18 which is as of March 30, 2007 relating to the 2004 consolidated financial statements of operations, stockholders’ equity and cash flows which appear in this Form 10-K.
/s/ BDO Seidman, LLP
Dallas, Texas
March 30, 2007